Exhibit 99.1

News Release	Contact:

For Immediate Release	James J. Hyland, VP Investor Relations
(636) 534-2369
Email: investor.relations@tlcvision.com
TLCVision Receives Letters from Nasdaq Regarding
Noncompliance with Minimum Bid Price and Market Value Rules
ST. LOUIS, MO, September 22, 2009: TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), announced today that, on September 16, 2009, it received letters from The Nasdaq Stock Market indicating that, for the last 30 consecutive business days, the Company’s common stock has not maintained a minimum value of publicly held shares of $15 million as required by Marketplace Rule 5450(b)(2)(C) or 5450(b)(3)(C) (the “MVPHS Rule”) and the bid price of the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Marketplace Rule 5450(a)(1) (the “Minimum Bid Price Rule”). Therefore, in accordance with Marketplace Rule 5810(c)(3)(D), the Company will be provided 90 calendar days, or until December 15, 2009, to regain compliance with the MVPHS Rule and, in accordance with Marketplace Rule 5810(c)(3)(A), the Company will be provided 180 calendar days, or until March 15, 2010, to regain compliance with the Minimum Bid Price Rule. The Nasdaq letters state that if, at any time before December 15, 2009, the minimum value of publicly held shares of the Company’s common stock is $15 million or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that the Company has achieved compliance with the MVPHS Rule and if, at any time before March 15, 2010, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that the Company has achieved compliance with the Minimum Bid Price Rule.
The Nasdaq letters also state that, if the Company does not regain compliance with the MVPHS Rule by December 15, 2009 or the Minimum Bid Price Rule by March 15, 2010, Nasdaq staff will provide written notification that the Company’s securities will be delisted. At that time, the Nasdaq Marketplace Rules would permit the Company to appeal the Nasdaq staff’s determination to delist its securities to a Nasdaq Listing Qualifications Panel. The Nasdaq Marketplace Rules would also permit the Company to make an application to transfer its securities to The Nasdaq Capital Market if the Company’s securities satisfy the requirements for initial inclusion set forth in Marketplace Rule 5505, other than the minimum bid price requirement of Marketplace Rule 5505(a)(1). If such an application is approved, the Nasdaq Marketplace Rules would afford the Company an additional 180 calendar days to comply with the Minimum Bid Price Rule while on The Nasdaq Capital Market.
The Nasdaq letters of September 16, 2009 have no effect on the listing of the Company’s common stock at this time.
Forward-Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, Section 21E of the U.S. Securities Exchange Act of 1934 and Canadian Provincial Securities Laws, which statements can be identified by the use of forward-looking terminology, such as “may,” “will,” “expect,” ”intend,” “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. We caution that all forward-looking information is inherently uncertain and that actual results may differ materially from the assumptions, estimates or expectations reflected in the forward-looking information. A number of factors could cause actual results to differ materially from those in forward-looking statements, including but not limited to economic conditions, the level of competitive intensity for laser vision correction, the market acceptance of laser vision correction, concerns about potential side effects and long term effects of laser vision correction, the ability to maintain agreements with doctors on satisfactory terms, quarterly fluctuation of operating results that make financial forecasting difficult, the volatility of the market price of our common shares, profitability of investments, successful execution of our direct-to-consumer marketing programs, the ability to open new centers, the reliance on key personnel, medical malpractice claims and the ability to maintain adequate insurance therefore, claims for federal, state and local taxes, compliance with industry regulation, compliance with U.S. and Canadian healthcare regulations, disputes regarding intellectual property, many of which are beyond our control.
Therefore, should one or more of theses risks materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary significantly from what we currently foresee. Accordingly, we warn investors to exercise caution when considering any such forward-looking information herein and to not place undue reliance on such statements and assumptions. We are under no obligation (and we expressly disclaim any such obligation) to update or alter any forward-looking statements or assumptions whether as a result of new information, future events or otherwise, except as required by law.
See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward- looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward-looking statements. TLCVision assumes no obligation to update the information contained in this press release.
About TLCVision
TLCVision is North America’s premier eye care services company, providing eye doctors with the tools and technologies needed to deliver high-quality patient care. Through its centers’ management, technology access service models, extensive optometric relationships, direct to consumer advertising and managed care contracting strength, TLCVision maintains leading positions in Refractive, Cataract and Eye Care markets. Information about vision correction surgery can be found on the TLC Laser Eye Centers’ website at www.lasik.com. More information about TLCVision can be found on the Company’s website at www.tlcv.com.
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